The Ensign Group Reports Third Quarter 2022 Results; Increases 2022 Annual Earnings Guidance

Conference Call and Webcast scheduled for tomorrow, October 27, 2022 at 10:00 am PT

SAN JUAN CAPISTRANO, California – October 26, 2022 – The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which provide post-acute healthcare services and invest in the long-term healthcare industry, primarily in skilled nursing and senior living facilities, announced operating results for the third quarter of 2022, reporting GAAP diluted earnings per share of $0.99 and adjusted earnings per share(1) of $1.04 for the quarter ended September 30, 2022.

Highlights Include:

▪GAAP diluted earnings per share for the quarter was $0.99, an increase of 19.3%, and adjusted diluted earnings per share(1) was $1.04, an increase of 14.3%, both over the prior year quarter.

▪Consolidated GAAP revenues and adjusted revenues(1) for the quarter were $770.0 million, an increase of 15.2% over the prior year quarter.

▪Total skilled services(2) revenue for the quarter was $739.3 million, an increase of 15.1% over the prior year quarter and total skilled services(2) segment income increased to $101.8 million, or 7.8% compared to the prior year quarter.

▪Same store and transitioning occupancy increased by 2.4% and 5.3%, respectively, over the prior year quarter and increased by 1.0% and 1.6%, respectively, sequentially over the second quarter.

▪Same store and transitioning Medicare revenue improved by 13.9% and 18.3%, respectively, and same store and transitioning managed care revenue improved by 9.7% and 25.9%, respectively, all over the prior year quarter.

▪Standard Bearer(2) revenue was $18.7 million for the quarter, an increase of 29.8% from prior year quarter. FFO was $12.5 million for the quarter.

▪GAAP net income was $56.2 million and adjusted net income(1) was $59.2 million for the quarter, an increase of 18.8% and 14.3%, respectively, over the prior year quarter.

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2) Our Skilled Services and Standard Bearer Segments are defined and outlined in Note 8 on Form 10-Q.

Operating Results

“We are proud to report another strong quarter and are pleased that we have been able to continue to improve our clinical and financial results across our portfolio,” said Barry Port, Ensign’s Chief Executive Officer. “We are grateful for the efforts and commitment of our teams, caregivers and leaders who work endlessly to love and support one another, which allows for the high-quality patient outcomes they consistently achieve. In spite of yet another quarter of impressive results, we also recognize that there are many opportunities to improve on certain operational fundamentals, both in existing operations and the growing number of new acquisitions. Our local teams are constantly striving for progress in proven cultural and operational principles that we know will allow for continued clinical and financial success. As we evaluate our expanding portfolio, we see more organic growth potential within our existing footprint than ever before. When we combine that with the number of very attractive opportunities we see on the near and far horizon, we are poised to again showcase our ability to find, acquire and transition performing and underperforming operations by applying proven Ensign principles developed over two decades. We are very optimistic about the future and our ability to continue to produce consistent and strong clinical and financial performance,” Port added.

Port noted that during the quarter the Company experienced continued improvement in occupancies, Medicare revenue and managed care revenue, and reported that its operators achieved sequential growth in overall occupancy for the seventh consecutive quarter. Ensign also reported that its affiliated operations experienced strong quarter over quarter growth in skilled mix revenue, with same store skilled mix revenue of 53.7% and transitioning skilled mix revenue of 47.8%. In addition, the Company saw continued improvement in occupancies, with same store and transitioning occupancy increasing by 2.4% and 5.3%, respectively, over the prior year quarter.

“Given the improvements we continue to see in occupancies, skilled mix and reimbursement, we are raising our annual 2022 earnings guidance again to $4.10 to $4.18 per diluted share, up from the previously increased guidance of $4.05 to $4.15 per diluted share. In addition, we are raising our annual revenue guidance to $3.01 billion to $3.03 billion, up from the previously increased revenue guidance of $2.96 billion to $3.0 billion. The new midpoint of this new 2022 earnings guidance represents an increase of 14% over our 2021 results and is 32% higher than our 2020 results,” said Suzanne Snapper, Ensign’s Chief Financial Officer.

Chad Keetch, Ensign’s Chief Investment Officer and Executive Vice President pointed to the Company’s recent acquisitions, noting that the organization is poised to continue to take advantage of an attractive acquisition environment. “This has been one of our biggest acquisition quarters in several years. We are very optimistic about the 17 new operations we added during the quarter and since. We have mentioned many times that we were seeing lots of opportunities but that pricing was still, in our view, too high in most cases. However, as the consummation of all these recently announced deals shows, we have seen pricing improve in certain pockets. We have been patient and are very excited to see our discipline paying off with the successful addition of each of these operations, all of which represent significant potential for operational and financial improvement. We look forward to seeing them contribute to the success of their clusters and their markets as they implement proven Ensign operational and clinical principles,” Keetch said. Standard Bearer Healthcare REIT, Inc., Ensign’s captive real estate company, also added seven assets to its portfolio during the quarter and since, all of which are operated by Ensign affiliates.

Speaking to the Company’s financial health, Ms. Snapper also reported that the company’s liquidity remains strong with approximately $308.9 million of cash on hand and $593.3 million of available capacity under its line-of-credit. Ms. Snapper also indicated that, “Management’s guidance is based on diluted weighted average common shares outstanding of approximately 57.0 million and a 25% tax rate. In addition, the guidance assumes, among other things, normalized health insurance costs, management’s current expectations regarding reimbursement rates, and recovery of the COVID-19 pandemic. It also excludes one-time charges, acquisition-related costs and amortization costs related to intangible assets acquired and share-based compensation.”

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR, adjusted EBITDA, FFO for our real estate segment, as well as, a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share appear in the financial data portion of this release. More complete information is contained in the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022 which is expected to be filed with the SEC today and can be viewed on the company’s website at http://www.ensigngroup.net.

Growth and Real Estate Highlights

Mr. Keetch added additional commentary on the Company’s continued acquisition activity, noting that the growth took place in some of the Company’s most mature markets. “While we expect the pace of closings to slow slightly over the next few months, we continue to see a wide range of large, medium-sized and small portfolios, some of which are strong performers, that we expect to participate in next year. We also see lots of typical turn around opportunities and expect to continue the recent pattern of growth to continue. With our recently updated credit agreement and a healthy amount of cash on hand, we have a lot of dry powder to grow and expect some of the industry-wide changes to lead to even more opportunities in the near- and long-term future,” he added.

The recent acquisitions include the following operations:

•Pleasant Valley Healthcare and Rehabilitation Center, a 124-bed skilled nursing facility in Garland, Texas;

•Millbrook Healthcare and Rehabilitation Center, a 124-bed skilled nursing facility in Lancaster, Texas;

•McKinney Healthcare and Rehabilitation Center, a 125-bed skilled nursing facility in McKinney, Texas;

•Park Manor Bee Cave, a 140-bed skilled nursing facility in Bee Cave, Texas;

•Brodie Ranch Nursing and Rehabilitation, a 120-bed skilled nursing facility in Austin, Texas;

•Onion Creek Nursing and Rehabilitation Center, a 125-bed skilled nursing facility in Austin, Texas;

•Riverside Nursing and Rehabilitation Center, a 122-bed skilled nursing facility in Austin, Texas;

•West Oaks Nursing and Rehabilitation Center, a 125-bed skilled nursing facility in Austin, Texas;

•Lakeside Nursing and Rehabilitation Center, a 118-bed skilled nursing facility in San Antonio, Texas;

•Mystic Park Nursing and Rehabilitation Center, a 119-bed skilled nursing facility in San Antonio, Texas;

•The Eden of Las Colinas, a 118-bed skilled nursing facility in Irving, Texas;

•Henderson Health and Rehabilitation, a 266-bed skilled nursing facility in Henderson, Nevada;

•Oak Harbor Healthcare, a 132-bed skilled nursing facility in Mount Pleasant, South Carolina;

•Oak View Health and Rehabilitation, a 190-bed skilled nursing facility in Conway, South Carolina;

•Villa Maria Post Acute and Rehabilitation, a 65-bed skilled nursing facility, Villa Maria Wellness Living, a 31-bed assisted living facility and Tucson Recovery at Villa Maria, a 30-bed behavioral health unit, each located in Tucson, Arizona;

•Park Manor of McKinney, a 138-bed skilled nursing facility in McKinney, Texas; and

•Fountain Hills Post Acute, a 64-bed skilled nursing facility in Fountain Hills, Arizona.

Standard Bearer also announced the following real estate acquisitions, all of which are operated by an independent operating subsidiary of Ensign, during the quarter and since:

•Premier Care Center of Palm Springs, a 99-bed skilled nursing facility in Palm Springs, California;

•Brookside Healthcare Center, a 97-bed skilled nursing facility in Redlands, California;

•Broadway Villa Post Acute, a 138-bed skilled nursing facility in Sonoma, California;

•The Eden of Las Colinas, a 118-bed skilled nursing facility in Irving, Texas;

•Villa Maria Post Acute and Rehabilitation, a 65-bed skilled nursing facility, Villa Maria Wellness Living, a 31-bed assisted living facility and Tucson Recovery at Villa Maria, a 30-bed behavioral health unit, each located in Tucson, Arizona;

•Park Manor of McKinney, a 138-bed skilled nursing facility in McKinney, Texas; and

•Fountain Hills Post Acute, a 64-bed skilled nursing facility in Fountain Hills, Arizona.

Keetch noted that that the growth this quarter and since, which included seven real estate purchases by Standard Bearer and 13 new leases by an Ensign affiliated operator, demonstrates Ensign’s overall strategy will continue to include both leasing new operations, acquiring the real estate in new operations and acquiring real estate in existing operations. In total, these additions bring Ensign's growing portfolio to 268 healthcare operations, 26 of which also include senior living operations, across thirteen states. Ensign now owns 107 real estate assets, 78 of which it operates.

The Company continues to provide additional disclosure on Standard Bearer, which is comprised of 102 properties owned by the Company and leased to 74 affiliated skilled nursing and senior living operations and 29 senior living operations that are leased to The Pennant Group, Inc. Keetch noted that each of these properties are subject to triple-net, long-term leases and generated rental revenue of $18.7 million for the quarter, of which $15.0 million was derived from Ensign affiliated operations. Also, for the quarter, Standard Bearer reported $12.5 million in FFO.

The Company paid a quarterly cash dividend of $0.055 per share of Ensign common stock. Keetch noted that the Company’s liquidity remains strong and that the Company plans to continue its 20-year history of paying dividends into the future.

Conference Call

A live webcast will be held Thursday, October 27, 2022 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s third quarter of 2022 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, November 25, 2022.

About Ensign™

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 268 healthcare facilities in Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, South Carolina, Texas, Utah, Washington and Wisconsin. As part of its investment strategy, the Company also acquire, lease and own healthcare real estate to service the post-acute care continuum through acquisition and investment opportunities in healthcare properties. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, non-emergency transportation services and other consulting services also across several states. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center, Standard Bearer or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Additionally, our business and operations in 2022 continue to be impacted by the COVID-19 pandemic. Because of the unprecedented nature of the pandemic, we are unable to predict the full extent and duration of the financial impact of COVID-19 on our business, financial condition and results of operations. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(In thousands, except per share data)
REVENUE
Service revenue	$765,883	$664,597	$2,203,386	$1,922,482
Rental revenue	4,122	3,933	12,550	11,837
TOTAL REVENUE	$770,005	$668,530	$2,215,936	$1,934,319
Expense:
Cost of services	601,623	514,106	1,720,905	1,484,816
Rent—cost of services	38,907	35,623	111,897	103,534
General and administrative expense	39,247	38,554	116,030	109,735
Depreciation and amortization	15,941	13,929	45,475	41,383
TOTAL EXPENSES	695,718	602,212	1,994,307	1,739,468
Income from operations	74,287	66,318	221,629	194,851
Other (expense) income:
Interest expense	(2,108)	(1,709)	(6,864)	(4,984)
Other income (expense)	276	248	(3,127)	2,117
Other expense, net	(1,832)	(1,461)	(9,991)	(2,867)
Income before provision for income taxes	72,455	64,857	211,638	191,984
Provision for income taxes	16,213	16,513	47,505	43,220
NET INCOME	56,242	48,344	164,133	148,764
Less: net income (loss) attributable to noncontrolling interests	63	1,063	(77)	2,852
Net income attributable to The Ensign Group, Inc.	$56,179	$47,281	$164,210	$145,912

NET INCOME PER SHARE ATTRIBUTABLE TO THE ENSIGN GROUP INC.
Basic	$1.02	$0.87	$3.00	$2.68
Diluted	$0.99	$0.83	$2.89	$2.56
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	54,882	54,627	54,819	54,430
Diluted	56,761	56,971	56,829	56,954

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$308,864	$262,201
Accounts receivable—less allowance for doubtful accounts of $7,865 and $11,213 at September 30, 2022 and December 31, 2021, respectively	353,956	328,731
Investments—current	12,233	13,763
Prepaid income taxes	15,298	5,452
Prepaid expenses and other current assets	36,497	29,562
Total current assets	726,848	639,709
Property and equipment, net	963,465	888,434
Right-of-use assets	1,349,411	1,138,872
Insurance subsidiary deposits and investments	41,689	36,567
Escrow deposits	8,287	—
Deferred tax assets	33,733	33,147
Restricted and other assets	58,469	47,046
Intangible assets, net	2,531	2,652
Goodwill	76,869	60,469
Other indefinite-lived intangibles	3,972	3,727
TOTAL ASSETS	$3,265,274	$2,850,623
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$63,495	$58,116
Accrued wages and related liabilities	291,351	278,770
Lease liabilities—current	60,951	52,181
Accrued self-insurance liabilities—current	47,136	40,831
Other accrued liabilities	100,193	89,410
Current maturities of long-term debt	3,914	3,760
Total current liabilities	567,040	523,068
Long-term debt—less current maturities	150,191	152,883
Long-term lease liabilities—less current portion	1,259,717	1,056,515
Accrued self-insurance liabilities—less current portion	77,621	69,308
Other long-term liabilities	28,957	27,135
Total equity	1,181,748	1,021,714
TOTAL LIABILITIES AND EQUITY	$3,265,274	$2,850,623

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Nine Months Ended September 30,
	2022	2021

NET CASH PROVIDED BY/(USED IN):	(In thousands)
Operating activities	$222,337	$204,489
Investing activities	(143,771)	(57,869)
Financing activities	(31,903)	(78,562)
Net increase in cash and cash equivalents	46,663	68,058
Cash and cash equivalents beginning of period	262,201	236,562
Cash and cash equivalents at end of period	$308,864	$304,620

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income attributable to The Ensign Group, Inc.	$56,179	$47,281	$164,210	$145,912
Non-GAAP adjustments
Stock-based compensation expense(a)	5,898	5,082	16,681	13,769
Results related to operations not at full capacity(b)	—	—	—	657
Cost of services - legal finding(c)	859	—	4,212	—
Cost of services - gain on sale of assets	(900)	—	(3,467)	(540)
Interest expense - write off deferred financing fees(d)	—	—	566	—
Cost of services - acquisition related costs(e)	245	145	416	333
Depreciation and amortization - patient base(f)	86	15	213	42
General and administrative - real estate transactions and other related costs(g)	—	287	—	458
General and administrative - costs incurred related to new systems implementation(h)	321	41	390	117
Provision for income taxes on Non-GAAP adjustments(i)	(3,528)	(1,095)	(10,225)	(8,485)
Non-GAAP income	$59,160	$51,756	$172,996	$152,263

Average number of diluted shares outstanding	56,761	56,971	56,829	56,954

Diluted Earnings Per Share
Net income	$0.99	$0.83	$2.89	$2.56

Adjusted Diluted Earnings Per Share
Net Income	$1.04	$0.91	$3.04	$2.67

Footnotes:
(a) Represents stock-based compensation expense incurred.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of services	$3,893	$3,211	$10,938	$8,582
General and administrative	2,005	1,871	5,743	5,187
Total Non-GAAP adjustment	$5,898	$5,082	$16,681	$13,769

(b) Represents results to operations not at full capacity
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$—	$—	$—	$(456)
Cost of services	—	—	—	1,040
Rent	—	—	—	38
Depreciation and amortization	—	—	—	35
Total Non-GAAP adjustment	$—	$—	$—	$657

(c) Legal finding against our non-emergent transportation subsidiary.
(d) Represents the write off of deferred financing fees associated with the amendment of the credit facility.
(e) Represents costs incurred to acquire operations that are not capitalizable.
(f) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(g) Real estate transactions and other related costs include costs incurred related to the formation of Standard Bearer and other real estate related activities.
(h) Represents system implementation costs that are not capitalizable.
(i) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0%.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Condensed Consolidated Statements of Income Data:
Net income	$56,242	$48,344	$164,133	$148,764
Less: net income (loss) attributable to noncontrolling interests	63	1,063	(77)	2,852
Add: Other expense, net	1,832	1,461	9,991	2,867
Provision for income taxes	16,213	16,513	47,505	43,220
Depreciation and amortization	15,941	13,929	45,475	41,383
EBITDA	$90,165	$79,184	$267,181	$233,382
Adjustments to EBITDA:
Stock-based compensation expense	5,898	5,082	16,681	13,769
Real estate transactions and other related costs(a)	—	287	—	458
Legal finding(b)	859	—	4,212	—
Gain on sale of assets	(900)	—	(3,467)	(540)
Results related to operations not at full capacity	—	—	—	584
Acquisition related costs(c)	245	145	416	333
Costs incurred related to new systems implementation	321	41	390	117
Rent related to items above	—	—	—	38
Adjusted EBITDA	$96,588	$84,739	$285,413	$248,141
Rent—cost of services	38,907	35,623	111,897	103,534
Less: rent related to items above	—	—	—	(38)
Adjusted rent	38,907	35,623	111,897	103,496
Adjusted EBITDAR	$135,495		$397,310

(a) Real estate transactions and other related costs include costs incurred related to the formation of Standard Bearer and other real estate related activities.
(b) Legal finding against our non-emergent transportation subsidiary.
(c) Costs incurred to acquire operations that are not capitalizable.

THE ENSIGN GROUP, INC.
UNAUDITED SELECT PERFORMANCE INDICATORS

The following tables summarize our selected performance indicators for our skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended September 30,
	2022	2021	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$739,318	$642,075	$97,243	15.1%
Number of facilities at period end	222	208	14	6.7%
Number of campuses at period end*	26	25	1	4.0%
Actual patient days	1,846,699	1,665,967	180,732	10.8%
Occupancy percentage — Operational beds	75.7%	73.5%		2.2%
Skilled mix by nursing days	31.6%	30.5%		1.1%
Skilled mix by nursing revenue	51.6%	50.7%		0.9%

	Three Months Ended September 30,
	2022	2021	Change	% Change

SAME FACILITY RESULTS:(1)	(Dollars in thousands)
Skilled services revenue	$565,577	$523,888	$41,689	8.0%
Number of facilities at period end	167	167	—	—%
Number of campuses at period end*	20	20	—	—%
Actual patient days	1,380,368	1,338,875	41,493	3.1%
Occupancy percentage — Operational beds	76.8%	74.4%		2.4%
Skilled mix by nursing days	33.7%	32.1%		1.6%
Skilled mix by nursing revenue	53.7%	52.3%		1.4%

	Three Months Ended September 30,
	2022	2021	Change	% Change

TRANSITIONING FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$96,711	$86,599	$10,112	11.7%
Number of facilities at period end	27	27	—	—%
Number of campuses at period end*	5	5	—	—%
Actual patient days	255,334	238,614	16,720	7.0%
Occupancy percentage — Operational beds	76.0%	70.7%		5.3%
Skilled mix by nursing days	27.6%	25.1%		2.5%
Skilled mix by nursing revenue	47.8%	44.8%		3.0%

	Three Months Ended September 30,
	2022	2021	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$77,030	$31,588	$45,442	NM
Number of facilities at period end	28	14	14	NM
Number of campuses at period end*	1	—	1	NM
Actual patient days	210,997	88,478	122,519	NM
Occupancy percentage — Operational beds	68.7%	67.6%		NM
Skilled mix by nursing days	22.8%	20.9%		NM
Skilled mix by nursing revenue	40.4%	39.1%		NM
* Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment. Since the third quarter of 2021, we converted three skilled nursing facilities into campuses.
(1)Same Facility results represent all facilities purchased prior to January 1, 2019.
(2)Transitioning Facility results represent all facilities purchased from January 1, 2019 to December 31, 2020.
(3)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2021.

	Nine Months Ended September 30,
	2022	2021	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$2,128,567	$1,855,993	$272,574	14.7%
Number of facilities at period end	222	208	14	6.7%
Number of campuses at period end*	26	25	1	4.0%
Actual patient days	5,287,690	4,775,274	512,416	10.7%
Occupancy percentage — Operational beds	75.0%	72.5%		2.5%
Skilled mix by nursing days	32.1%	31.8%		0.3%
Skilled mix by nursing revenue	52.3%	52.5%		(0.2)%

	Nine Months Ended September 30,
	2022	2021	Change	% Change

SAME FACILITY RESULTS:(1)	(Dollars in thousands)
Skilled services revenue	$1,662,310	$1,546,468	$115,842	7.5%
Number of facilities at period end	167	167	—	—%
Number of campuses at period end*	20	20	—	—%
Actual patient days	4,050,302	3,922,904	127,398	3.2%
Occupancy percentage — Operational beds	75.9%	73.5%		2.4%
Skilled mix by nursing days	33.8%	33.2%		0.6%
Skilled mix by nursing revenue	54.0%	53.8%		0.2%

	Nine Months Ended September 30,
	2022	2021	Change	% Change

TRANSITIONING FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$283,388	$247,486	$35,902	14.5%
Number of facilities at period end	27	27	—	—%
Number of campuses at period end*	5	5	—	—%
Actual patient days	744,013	684,166	59,847	8.7%
Occupancy percentage — Operational beds	74.3%	68.4%		5.9%
Skilled mix by nursing days	27.7%	26.2%		1.5%
Skilled mix by nursing revenue	47.7%	46.3%		1.4%

	Nine Months Ended September 30,
	2022	2021	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$182,869	$62,039	$120,830	NM
Number of facilities at period end	28	14	14	NM
Number of campuses at period end*	1	—	1	NM
Actual patient days	493,375	168,204	325,171	NM
Occupancy percentage — Operational beds	69.5%	66.1%		NM
Skilled mix by nursing days	24.7%	23.7%		NM
Skilled mix by nursing revenue	43.5%	44.0%		NM
* Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment. In 2022, we converted three skilled nursing facilities into campuses.
(1)Same Facility results represent all facilities purchased prior to January 1, 2019.
(2)Transitioning Facility results represent all facilities purchased from January 1, 2019 to December 31, 2020.
(3)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2021.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR
(Unaudited)

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate(1):

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2022	2021	2022	2021	2022	2021	2022	2021

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$683.41	$681.02	$682.17	$678.14	$674.84	$686.08	$682.41	$680.85
Managed care	515.22	499.97	475.86	474.71	476.14	501.81	508.13	497.19
Other skilled	572.41	537.81	443.25	424.74	467.63	563.10	552.31	530.24
Total skilled revenue	594.41	578.16	574.89	569.48	573.99	610.16	590.36	578.30
Medicaid	261.49	250.86	241.76	237.00	253.53	249.95	257.57	248.66
Private and other payors	255.31	238.37	226.23	222.79	228.40	262.04	248.01	237.00
Total skilled nursing revenue	$372.99	$354.60	$331.81	$318.88	$324.39	$326.34	$361.74	$347.98
(1) These rates exclude additional Federal Medical Assistance Percentage (FMAP) and other state relief funding and include sequestration reversal of 2% in 2021.

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2022	2021	2022	2021	2022	2021	2022	2021

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$688.98	$685.48	$685.51	$679.22	$683.90	$722.82	$688.09	$685.78
Managed care	512.81	503.76	474.63	464.37	497.06	511.26	507.32	499.44
Other skilled	576.80	539.70	456.18	411.75	481.71	549.32	558.30	531.21
Total skilled revenue	596.16	584.80	576.75	569.56	582.05	630.29	592.79	584.19
Medicaid	260.92	250.81	244.67	235.08	248.85	246.91	257.20	248.20
Private and other payors	253.16	238.92	229.62	230.58	242.38	262.57	248.66	238.26
Total skilled nursing revenue	$373.44	$360.42	$335.08	$322.23	$330.74	$338.85	$364.06	$354.19
(1) These rates exclude additional FMAP and other state relief funding and include sequestration reversal of 1% for the second quarter in 2022 and 2% for the first quarter of 2022 and the nine months ended September 30, 2021.

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2022	2021	2022	2021	2022	2021	2022	2021

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	25.5%	24.3%	28.0%	26.3%	23.9%	23.0%	25.7%	24.5%
Managed care	19.4	19.2	16.7	14.7	9.1	9.0	18.0	18.1
Other skilled	8.8	8.8	3.1	3.8	7.4	7.1	7.9	8.1
Skilled mix	53.7	52.3	47.8	44.8	40.4	39.1	51.6	50.7
Private and other payors	7.1	7.2	8.1	7.9	6.6	6.9	7.2	7.2
Medicaid	39.2	40.5	44.1	47.3	53.0	54.0	41.2	42.1
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2022	2021	2022	2021	2022	2021	2022	2021

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	13.9%	12.6%	13.6%	12.4%	11.5%	10.9%	13.6%	12.5%
Managed care	14.1	13.6	11.6	9.9	6.2	5.9	12.8	12.7
Other skilled	5.7	5.9	2.4	2.8	5.1	4.1	5.2	5.3
Skilled mix	33.7	32.1	27.6	25.1	22.8	20.9	31.6	30.5
Private and other payors	10.4	10.6	11.9	11.3	9.4	8.5	10.5	10.6
Medicaid	55.9	57.3	60.5	63.6	67.8	70.6	57.9	58.9
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2022	2021	2022	2021	2022	2021	2022	2021

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	25.8%	26.0%	27.9%	28.3%	24.3%	26.1%	25.9%	26.3%
Managed care	19.6	19.3	16.4	14.7	10.6	8.3	18.4	18.4
Other skilled	8.6	8.5	3.4	3.3	8.6	9.6	8.0	7.8
Skilled mix	54.0	53.8	47.7	46.3	43.5	44.0	52.3	52.5
Private and other payors	7.0	6.7	7.8	7.7	6.3	5.8	7.0	6.8
Medicaid	39.0	39.5	44.5	46.0	50.2	50.2	40.7	40.7
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2022	2021	2022	2021	2022	2021	2022	2021

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	14.0%	13.7%	13.7%	13.4%	11.7%	12.3%	13.7%	13.6%
Managed care	14.3	13.8	11.6	10.2	7.1	5.5	13.2	13.0
Other skilled	5.5	5.7	2.4	2.6	5.9	5.9	5.2	5.2
Skilled mix	33.8	33.2	27.7	26.2	24.7	23.7	32.1	31.8
Private and other payors	10.3	10.1	11.4	10.7	8.6	7.3	10.3	10.1
Medicaid	55.9	56.7	60.9	63.1	66.7	69.0	57.6	58.1
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
UNAUDITED REVENUE BY PAYOR SOURCE

The following table sets forth our service revenue by payor source and as a percentage of total service revenue for the periods indicated:

	Three Months Ended September 30,
	2022		2021
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$302,615	39.5%	$267,008	40.2%
Medicare	211,104	27.6	176,660	26.6
Medicaid — skilled	50,643	6.6	45,308	6.8
Total Medicaid and Medicare	564,362	73.7	488,976	73.6
Managed care	132,663	17.3	114,917	17.3
Private and other(2)	68,858	9.0	60,704	9.1
SERVICE REVENUE	$765,883	100.0%	$664,597	100.0%
(1) Medicaid payor includes revenue generated from senior living operations and revenue related to FMAP and other COVID-19 related state funding.
(2) Private and other payors also includes revenue from senior living operations and all payors generated in other ancillary services.

	Nine Months Ended September 30,
	2022		2021
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$863,091	39.2%	$749,821	39.0%
Medicare	610,009	27.7	536,971	27.9
Medicaid — skilled	146,355	6.6	128,041	6.7
Total Medicaid and Medicare	1,619,455	73.5	1,414,833	73.6
Managed care	389,036	17.7	336,225	17.5
Private and other(2)	194,895	8.8	171,424	8.9
SERVICE REVENUE	$2,203,386	100.0%	$1,922,482	100.0%
(1) Medicaid payor includes revenue generated from senior living operations and revenue related to FMAP and other COVID-19 related state funding.
(2) Private and other payors also includes revenue from senior living operations and all payors generated in other ancillary services.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION BY SEGMENT
(In thousands)

Skilled Services

The table below reconciles net income to EBITDA and Adjusted EBITDA for the skilled services reportable segment for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Statements of Income Data:
Segment income(a)	$101,750	$94,429	$302,272	$273,370
Depreciation and amortization	8,397	7,715	24,411	22,893
EBITDA	$110,147	$102,144	$326,683	$296,263
Adjustments to EBITDA:
Stock-based compensation expense	3,758	3,102	10,571	8,299
ADJUSTED EBITDA	$113,905	$105,246	$337,254	$304,562

(a)    Segment income reflects profit or loss from operations before provision for income taxes and impairment charges from operations. General and administrative expenses are not allocated to the skilled services segment for purposes of determining segment profit or loss.

Standard Bearer
In conjunction with the formation Standard Bearer Healthcare REIT, Inc. (Standard Bearer) in January 2022, we revised our former real estate segment to include only real estate properties that are part of Standard Bearer. Segment information for the prior period has been recast to reflect the change of our segment structure. In addition, included in the results during the three and nine months ended September 30, 2022 are expenses incurred related to intercompany arrangements between Standard Bearer and its subsidiaries and certain subsidiaries of the Company that were entered into in 2022 and therefore are not reflected in the 2021 amounts.
The following table sets forth details of operating results for our revenue and earnings, and their respective components, by Standard Bearer for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Rental revenue generated from third-party tenants	$3,708	$3,421	$11,180	$10,329
Rental revenue generated from Ensign affiliated operations	15,024	11,010	42,343	32,385
TOTAL RENTAL REVENUE	$18,732	$14,431	$53,523	$42,714
Segment income(a)	6,941	7,940	20,679	23,559
Depreciation and amortization	5,561	4,389	15,798	12,792
FFO(b)	$12,502	$12,329	$36,477	$36,351

(a) Segment income reflects profit or loss from operations before provision for income taxes, excluding gain or loss from sale of real estate and insurance recoveries and charges from real estate. Included in Standard Bearer expenses for the three and nine months ended September 30, 2022 is management fee of $1.1 million and $3.2 million, respectively, and interest of $2.3 million and $6.1 million, respectively from intercompany agreements between Standard Bearer and The Ensign Group, Inc. and other affiliated entities, including the Service Center, that were entered into in January 2022. These agreements were not in place in 2021, therefore no expense was recognized in 2021.
(b) FFO, in accordance with the definition used by the National Association of Real Estate Investment Trusts, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairment of depreciable real estate assets, while including depreciation and amortization related to real estate to earnings.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) other expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income before (a) other expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) stock-based compensation expense; (e) results of operations not at full capacity, excluding depreciation, interest and income taxes, (f) acquisition related costs, (g) legal finding, (h) gain on sale of assets, (i) costs incurred related to new systems implementation and (j) real estate transactions and other related costs. Adjusted EBITDAR consists of net income before (a) other expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) stock-based compensation expense; (f) results of operations not at full capacity, excluding rent, depreciation, interest and income taxes, (g) acquisition related costs, (h) legal finding, (i) gain on sale of assets, (j) costs incurred related to new systems implementation and (k) real estate transactions and other related costs. Funds from Operations (FFO) for our real estate segment consists of segment income, excluding depreciation and amortization related to real estate, gains or losses from sales of real estate, insurance recoveries related to real estate and impairment of depreciable real estate assets. The company believes that the presentation of EBITDA, adjusted EBITDA, FFO, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The company believes disclosure of adjusted net income, adjusted net income per share, FFO, EBITDA, adjusted EBITDA and adjusted EBITDAR has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.